UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2014

01-34219

(Commission File Number)

DESTINATION XL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2623104
(State of Incorporation)	(IRS Employer Identification Number)

555 Turnpike Street, Canton, Massachusetts 02021

(Address of registrant’s principal executive office)

(781) 828-9300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 31, 2014, Destination XL Group, Inc. (the “Company”) issued a press release providing updated guidance for the fourth quarter and fiscal year ending February 1, 2014. A copy of this press release is attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Officer

On January 30, 2014, Dennis R. Hernreich resigned as Chief Financial Officer, Executive Vice President, Chief Operating Officer, Treasurer and Secretary of the Company, effective immediately. The Company has agreed to treat his resignation as a termination without cause under the severance provisions of his employment agreement. As a condition for severance, Mr. Hernreich is required to deliver a general release in favor of the Company, and remains subject to post-termination non-competition, non-solicitation, non-disparagement and confidentiality obligations.

Appointment of Officer

On January 30, 2014, the Company appointed John E. Kyees, age 67, to serve as interim Chief Financial Officer. Mr. Kyees has served on the Board of Directors of the Company since May 2010. Mr. Kyees brings to the position extensive executive level retail experience, having served as Chief Financial Officer for several prominent retailers. Most recently, Mr. Kyees was the Chief Financial Officer of Urban Outfitters, Inc. from 2003 until his retirement in 2010. Mr. Kyees also served as the Chief of Investor Relations for Urban Outfitters in 2010. Prior to that, from 2002 to 2003, Mr. Kyees was the Chief Financial Officer and Chief Administrative Officer of bebe Stores, Inc. Mr. Kyees is currently a director of Vera Bradley, Inc., Hot Topic, Inc. and Rackwise, Inc. A copy of the press release announcing Mr. Hernreich’s resignation and Mr. Kyees’ appointment is attached hereto as Exhibit 99.1.

Election of Director

The Board of Directors elected Willem Mesdag as a director of the Company on January 29, 2014. Mr. Mesdag is the Managing Partner of Red Mountain Capital Partners LLC (“Red Mountain”), a Los Angeles, California-based investment advisory firm. Red Mountain is the Company’s largest shareholder and owns approximately 9.5% of the Company’s outstanding shares. The Board of Directors has yet to name Mr. Mesdag to any of the committees of the Board or to determine those committees on which he will serve. Mr. Mesdag will serve as a director until the Company’s next annual meeting of stockholders, which is expected to be held on August 7, 2014. The Company and Red Mountain have entered into a confidentiality and standstill agreement under which Red Mountain will be granted access to proprietary Company information in exchange for its commitment to adhere to certain conditions, including a limit on Red Mountain’s investment in the Company. The agreement will remain in effect during Mr. Mesdag’s tenure as a director of the Company.

As part of Mr. Mesdag’s initial election as a director, he received an option to purchase 15,000 shares of the Company’s common stock at an exercise price of $5.50 per share, the closing price of the Company’s common stock on January 29, 2014. The option vests ratably over two years, with the first one-third vesting on the date of grant.

A copy of the press release announcing Mr. Mesdag’s election is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Destination XL Group, Inc. on January 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DESTINATION XL GROUP, INC.

By:	/s/ Robert S. Molloy
Name:	Robert S. Molloy
Title:	Senior Vice President and
General Counsel

Date: January 31, 2014